UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): March 2, 2011

GULF RESOURCES, INC.
(Exact name of registrant as specified in charter)

Delaware	000-20936	13-3637458
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

No. 99, Wenchang Rd.,
Chenming Industry Park,
Shouguang City, Shandong, PRC 262714
(Address Of Principal Executive Offices) (Zip Code)

(011) 86-536-567-0008
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OFDIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORYARRANGEMENTS OF CERTAIN OFFICERS.

Effective March 2, 2011, Mr. Richard Khaleel resigned from his position as Director of Gulf Resources, Inc. (the “Company”).  Mr. Khaleel was a member of the Audit and Compensation Committees of the Board of Directors.  There were no disagreements between Mr. Khaleel and the Company on any matter relating to the Company’s operations, policies or practices, which resulted in his resignation.  A copy of Mr. Khaleel resignation letter is attached as Exhibit 99.1 and is incorporated herein by reference.

On March 2, 2011, the Company, appointed Mr. Yang Zou to serve as an independent director of the Company, and as member of the Audit Committee and Nominating and Corporate Governance Committee of the Board of Directors of the Company.  The appointment of Mr. Yang Zou was unanimously approved by the Company’s Board of Directors.  Mr. Yang Zou has no family relationships with any of the executive officers or directors of the Company.  The have been no transactions in the past two years to which the Company or any of its subsidiaries was or is to be a party, in which Mr. Yang Zou had, or will have, a direct or indirect material interest.

On March 2, 2011, the Company and Mr. Yang Zou  also entered into a director agreement (“Mr. Zou’s Agreement”).  A copy of Mr. Zou’s Agreement is attached as Exhibit 10.1 and is incorporated herein by reference.  Mr. Zou’s Agreement provides that Mr. Zou will receive no cash compensation for his service as a director of the Company, but will receive three annual grants of options to purchase 12,500 shares of the Company's common stock, at an exercise price equal to the closing  price of the Company’s Common Stock on the NASDAQ Global Select Market on each respective grant date, contingent upon his continued service as a director of the Company.  The option grants shall be on March 2, 2011, 2012, and 2013, respectively.

Mr. Yang Zou, age 40, currently serves as auditing project leader at Beijing Zhongpingjianhuahao Certified Accountants Co., Ltd.  He is a Certified Public Accountant of China and holds the certificate of Certified Internal Auditor.  From March 2003 to September 2009, Mr. Zou was chief financial officer of Bohua Ziguang Zhiye Co., Ltd.  From July 2001 to January 2003, Mr. Zou was the audit department manager of financial center of Beijing Hengji Weiye Electronic Products Co., Ltd., where he was in charge of internal audit, financial budget management, and coordination with external audit. From July 1999 to June 2001, Mr. Zou was manager of finance and audit department of Zhonglian Online Information Development Co., Ltd. From September 1993 to June 1999, Mr. Zou had served as assistant auditor, auditor, and head of project audit of Hainan Zhongou Certified Public Accountants Co., Ltd. From July 1991 to August 1993, Mr. Zou was an accountant of department of finance of Hunan Department Store Co., Ltd.  Mr. Zou graduated from Beijing University with bachelor’s degree in finance.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits

10.1           Agreement between the Company and Mr. Yang Zou, dated March 2, 2011.
99.1           Resignation letter from Mr. Khaleel, dated March 2, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULF RESOURCES, INC.

By:	/s/ Xiaobin Liu
Name:	Xiaobin Liu
Title:	Chief Executive Officer

Dated: March  2, 2011